Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture, dated as of May 4, 2016 (this “First Supplemental Indenture”), among PQ Corporation, a Pennsylvania corporation (“PQ”), the guarantors named in the signature pages hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Eco Services Operations LLC, a Delaware limited liability company (the “Company”), Eco Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), and the Trustee have heretofore executed and delivered an Indenture, dated as of October 24, 2014 (the “Indenture”), providing for the issuance of 8.500% Senior Notes due 2022 of the Issuers (the “Securities”);

WHEREAS, the Issuers desire to merge with and into PQ with PQ to be the surviving entity of each such merger (together, the “Mergers”);

WHEREAS, after the Mergers are consummated, PQ will become the Successor Company and the Company and the Co-Issuer will cease to exist;

WHEREAS, Section 5.01 of the Indenture provides that under certain circumstances the Company may consolidate or merge with or into a Successor Company provided that, the Successor Company assumes the Company’s Obligations under the Securities and the Indenture;

WHEREAS, Section 5.01 of the Indenture provides that under certain circumstances the Co-Issuer may consolidate or merge with or into a Successor Company provided that, the Successor Company assumes the Co-Issuer’s Obligations under the Securities and the Indenture

WHEREAS, the Company desires that PQ assume the Company’s Obligations under the Securities and the Indenture, and PQ desires to assume the Company’s Obligations under the Securities and the Indenture;

WHEREAS, the Co-Issuer desires that PQ assume the Co-Issuer’s Obligations under the Securities and the Indenture, and PQ desires to assume the Co-Issuer’s Obligations under the Securities and the Indenture;

WHEREAS, Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuers are required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, PQ and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without notice to or consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, PQ, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Assumption of the Obligations

SECTION 2.1 Assumption of Obligations. PQ, as the Successor Company, hereby assumes, subject to and effective upon the effective time of the Mergers, all of the Company’s and the Co-Issuer’s Obligations under the Securities and the Indenture. In accordance with Section 5.02 of the Indenture, PQ shall, subject to and effective upon the effective time of the Mergers, succeed to, shall be substituted for and may exercise every right and power of the Company under the Securities and Indenture, with the same effect as if PQ had been named as the Company in the Indenture.

ARTICLE III

Guarantee

SECTION 3.1 Guarantee. The Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantee the Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all Obligations as provided in Section 10.03 of the Indenture.

ARTICLE IV

Miscellaneous

SECTION 4.1 Notices. All notices or communications to PQ or the Guarantors will be duly given if in writing and delivered in person, via facsimile, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the address as follows:

PQ CORPORATION

300 Lindenwood Drive

Valleybrooke Corporate

CenterMalvern, PA 19355

Attention: Chief Financial Officer or General Counsel

SECTION 4.2 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.3 No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in PQ or of the Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of PQ and the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 4.4 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF PQ, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.5 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 4.6 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

SECTION 4.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 4.8 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by PQ and the Guarantors.

SECTION 4.9 Successors. All agreements of the PQ and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PQ CORPORATION, as Successor Company

/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: Vice President, Secretary and General Counsel

COMMERCIAL RESEARCH ASSOCIATES, INC.

CPQ MIDCO I CORPORATION

DELPEN CORPORATION

PHILADELPHIA QUARTZ CORPORATION

PQ ASIA INC.

PQ EXPORT COMPANY

PQ SYSTEMS INCORPORATED

SAJB HOLDING COMPANY LLC,

as Guarantors

By:	/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: Vice President & Secretary

PQ INTERNATIONAL, INC., as a Guarantor

By:	/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: President & Secretary

POTTERS HOLDINGS II, L.P., as a Guarantor

By: Potters Holdings II GP, LLC, its general partner

By:	/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: Secretary & Vice President

[Signature Page to First Supplemental Indenture]

ECO SERVICES OPERATIONS CORP. POTTERS INDUSTRIES, LLC PQ HOLDINGS INC., as Guarantors

By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel & Secretary

POTTER INDUSTRIES HOLDING, INC., as a Guarantor

By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Secretary

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]